Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

The GEO Group, Inc.

*and the Subsidiary Guarantors listed on Schedule A hereto

(Exact name of obligor as specified in its charter)

Florida	65-0043078
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Park Place, Suite 700 621 Northwest 53rd Street Boca Raton, Florida	33487-8242
(Address of principal executive offices)	(Zip code)

5 7⁄8% Senior Notes due 2022

(Title of the indenture securities)

Schedule A — Table of Subsidiary Guarantors

Exact Name of Subsidiary Guarantor	State or Other Jurisdiction of Incorporation or Formation	I.R.S. Employer Identification Number
GEO RE Holdings LLC	Delaware	65-0682878
Correctional Services Corporation, LLC	Delaware	11-3182580
CPT Limited Partner, LLC	Delaware	*
CPT Operating Partnership L.P.	Delaware	65-0873924
Correctional Properties Prison Finance LLC	Delaware	*
Public Properties Development and Leasing LLC	Delaware	*
GEO Holdings I, Inc.	Delaware	56-2635779
GEO Acquisition II, Inc.	Delaware	01-0882442
GEO Transport, Inc.	Florida	56-2677868
Cornell Companies, LLC	Delaware	76-0433642
Cornell Corrections Management, LLC	Delaware	74-2650655
CCG I, LLC	Delaware	76-0544498
Cornell Corrections of Alaska, Inc.	Alaska	76-0578707
Cornell Corrections of California, Inc.	California	94-2411045
Cornell Corrections of Texas, Inc.	Delaware	74-2650651
Cornell Corrections of Rhode Island, Inc.	Delaware	74-2650654
Cornell Interventions, Inc.	Illinois	74-2918981
Correctional Systems, LLC	Delaware	33-0607766
Cornell Abraxas Group, Inc.	Delaware	76-0545741
WBP Leasing, LLC	Delaware	26-1849095
BII Holding Corporation	Delaware	26-3064495
BII Holding I Corporation	Delaware	26-3334669
Behavioral Holding Corp.	Delaware	20-4244005
Behavioral Acquisition Corp.	Delaware	22-3746193
B.I. Incorporated	Colorado	84-0769926
MCF GP, LLC	Delaware	*
GEO MCF LP, LLC	Delaware	*
Municipal Corrections Finance, LP	Delaware	72-1509519
GEO Operations, LLC	Florida	46-1288456
GEO Corrections Holdings, Inc.	Florida	46-1972528
GEO Corrections and Detention, LLC	Florida	46-1258100
GEO Re-entry Services, LLC	Florida	46-1260559
Cornell Abraxas Group OS, LLC	Florida	46-1270920
Cornell Companies of California OS, LLC	Delaware	46-1658344
Cornell Companies of Texas OS, LLC	Delaware	46-1664300
Cornell Interventions OS, LLC	Delaware	46-1679031
The GEO Group REIT, Inc.	Florida	65-0043078

*	Not applicable as these entities are disregarded for Federal Income Tax Purposes

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated June 27, 2012.**

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated December 21, 2011.**

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784.
**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-3 dated January 23, 2013 of file number 333-186155.
***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta and State of Georgia on the 4th day of December, 2013.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Stefan Victory
Stefan Victory
Vice President

EXHIBIT 6

December 4, 2013

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Stefan Victory
Stefan Victory
Vice President

EXHIBIT 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business September 30, 2013, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$18,734
Interest-bearing balances		155,426
Securities:
Held-to-maturity securities		0
Available-for-sale securities		223,064
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		51
Securities purchased under agreements to resell		22,081
Loans and lease financing receivables:
Loans and leases held for sale		15,389
Loans and leases, net of unearned income	765,029
LESS: Allowance for loan and lease losses	12,970
Loans and leases, net of unearned income and allowance		752,059
Trading Assets		31,965
Premises and fixed assets (including capitalized leases)		7,597
Other real estate owned		3,689
Investments in unconsolidated subsidiaries and associated companies		627
Direct and indirect investments in real estate ventures		8
Intangible assets
Goodwill		21,549
Other intangible assets		21,750
Other assets		54,021

Total assets		$1,328,010

LIABILITIES
Deposits:
In domestic offices		$960,746
Noninterest-bearing	259,500
Interest-bearing	701,246
In foreign offices, Edge and Agreement subsidiaries, and IBFs		86,980
Noninterest-bearing	473
Interest-bearing	86,507
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		10,491
Securities sold under agreements to repurchase		13,961

Dollar Amounts In Millions
Trading liabilities	16,250
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	55,893
Subordinated notes and debentures	19,925
Other liabilities	24,771

Total liabilities	$1,189,017

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	102,971
Retained earnings	31,335
Accumulated other comprehensive income	3,147
Other equity capital components	0

Total bank equity capital	137,972
Noncontrolling (minority) interests in consolidated subsidiaries	1,021

Total equity capital	138,993

Total liabilities, and equity capital	$1,328,010

I, Timothy J. Sloan, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Timothy J. Sloan

EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf                                                              Directors

Carrie Tolstedt

Michael Loughlin